Funko Reports Third Quarter 2025 Financial Results

--Net Sales In Line with Expectations;
Gross Margin, Net Income and Adjusted EBITDA Higher Than Expected;
Provides Comments on Outlook--
EVERETT, Wash. November 6, 2025 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the third quarter ended September 30, 2025.
Third Quarter Financial Results Summary: 2025 vs 2024
•Net sales were $250.9 million compared with $292.8 million
•Gross profit was $100.8 million, equal to gross margin of 40.2%, compared with $119.8 million, equal to gross margin of 40.9%
•SG&A expenses were $79.8 million, which included a non-recurring charge of $1.0 million, compared with $92.7 million, which included non-recurring charges of $0.4 million. Details related to the non-recurring charges can be found in footnotes 3 and 4 of the attached reconciliation tables
•Net income was $0.9 million, or $0.02 per diluted share, compared with $4.6 million, or $0.08 per diluted share
•Adjusted net income* was $3.2 million, or $0.06 per diluted share*, compared with $8.0 million, or $0.14 per diluted share*
•Adjusted EBITDA* was $24.4 million compared with $31.0 million

"We delivered a solid 2025 third quarter performance, with net sales in line with internal expectations and gross margin and bottom-line profitability well ahead of expectations,” said Josh Simon, Chief Executive Officer of Funko. “Sales of our Bitty Pop! line, which made Walmart's 2025 Top Toy List, was a key contributor, and our strong gross margin benefited from the swift implementation earlier this year of our tariff mitigation plans.

“I’m only 60 days into the role, but it’s already clear how powerful the Funko brand is and how much growth opportunity lies ahead. Our Make Culture POP! strategy is all about being at the center of the moments everyone is talking about. Beginning with lightning-fast launches like KPop Demon Hunters—where we’ll be one of the only licensees on shelves this holiday season—we’re moving fast to turn pop culture into products, expanding into new fandoms, delivering bold retail experiences, and celebrating the creativity that makes Funko unique.”

Third Quarter 2025 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by brand category:
Core Collectible	$200,414	$227,845	$(27,431)	(12.0)%
Loungefly	44,685	47,310	(2,625)	(5.5)%
Other	5,806	17,610	(11,804)	(67.0)%
Total net sales	$250,905	$292,765	$(41,860)	(14.3)%

	Three Months Ended September 30,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by geography:
United States	$155,415	$194,416	$(39,001)	(20.1)%
Europe	74,196	74,473	(277)	(0.4)%
Other International	21,294	23,876	(2,582)	(10.8)%
Total net sales	$250,905	$292,765	$(41,860)	(14.3)%
Balance Sheet Highlights - At September 30, 2025 vs December 31, 2024
•Total cash and cash equivalents were $39.2 million at September 30, 2025 compared with $34.7 million at December 31, 2024
•Inventories were $99.8 million at September 30, 2025 up from $92.6 million at December 31, 2024
•Total debt was $241.0 million at September 30, 2025 versus $182.8 million at December 31, 2024. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and equipment finance loan.
Outlook for 2025

The Company provided the following comments regarding its outlook for the fourth quarter of 2025, as follows:

•Net sales to increase modestly from Q3 2025;
•Gross margin of approximately 40%;
•Adjusted EBITDA margin* to be in the mid– to high single-digits range.

*Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical adjusted net income (loss), adjusted income (loss) per diluted share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the fourth quarter of 2025 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million and interest expense of approximately $6 million. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, November 6, 2025, to further discuss its third quarter results and business update. A live webcast and a replay of the event will be available on the Investor Relations section on the company’s website at investor.funko.com. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net (loss) income, including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net (loss) income margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net (loss) income, including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Funko is a leading global pop culture lifestyle brand, with a diverse collection of brands, including Funko, Loungefly, and Mondo, and an industry-leading portfolio of licenses. Funko delivers industry-defining products that span vinyl figures, micro-collectibles, fashion accessories, apparel, plush, action toys, high-end art, and music collectibles, many of which are at the forefront of the growing Kidult economy. Through these products, which include the iconic original Pop! line, Bitty Pop!, and Pop! Yourself, Funko inspires fans across the globe to express their passions, build community, and have fun. Founded in 1998 and headquartered in Washington state, Funko has offices, retail locations, operations, and licensed partnerships in major consumer geographies across the globe. Learn more at Funko.com, Loungefly.com, MondoShop.com, and follow us on TikTok, X, and Instagram.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product offerings, our strategic plan and speed to market, anticipated financial results, including without limitation, equity-based compensation and financial position, the impact of and anticipated trends in the macroeconomic environment, including tariffs, on the company’s business, and actions to address the current macroeconomic environment. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended, and our ability to continue as a going concern; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin and seasonal impacts; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations, including risks related to tariffs and trade restrictions; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2025 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net sales	$250,905	$292,765	$635,113	$756,121
Cost of sales (exclusive of depreciation and amortization)	150,154	172,956	395,451	445,992
Selling, general, and administrative expenses	79,794	92,662	246,860	256,154
Depreciation and amortization	14,529	15,411	44,319	46,409
Total operating expenses	244,477	281,029	686,630	748,555
Income (loss) from operations	6,428	11,736	(51,517)	7,566
Interest expense, net	5,611	4,971	13,982	16,363
Other (income) expense, net	(1,359)	998	(304)	1,994
Income (loss) before income taxes	2,176	5,767	(65,195)	(10,791)
Income tax expense	1,228	1,170	2,920	2,859
Net income (loss)	948	4,597	(68,115)	(13,650)
Less: net income (loss) attributable to non-controlling interests	47	267	(938)	(432)
Net income (loss) attributable to Funko, Inc.	$901	$4,330	$(67,177)	$(13,218)

Earnings (loss) per share of Class A common stock:
Basic	$0.02	$0.08	$(1.24)	$(0.26)
Diluted	$0.02	$0.08	$(1.24)	$(0.26)
Weighted average shares of Class A common stock outstanding:
Basic	54,649	52,523	54,184	51,781
Diluted	54,707	53,428	54,184	51,781

Funko, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2025	December 31, 2024
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$39,177	$34,655
Accounts receivable, net	128,434	119,882
Inventories	99,805	92,580
Prepaid expenses and other current assets	32,527	39,942
Total current assets	299,943	287,059
Property and equipment, net	70,631	78,357
Operating lease right-of-use assets, net	48,766	52,846
Goodwill	133,920	133,652
Intangible assets, net	139,789	151,547
Other assets	6,222	3,793
Total assets	$699,271	$707,254
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$135,000	$60,000
Current portion of long-term debt	104,579	22,512
Current portion of operating lease liabilities	18,720	17,102
Accounts payable	63,952	63,130
Accrued royalties	57,795	61,362
Accrued expenses and other current liabilities	77,363	81,688
Total current liabilities	457,409	305,794
Long-term debt	1,388	100,303
Operating lease liabilities	52,548	60,390
Other long-term liabilities	4,313	4,414

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 54,740 and 52,967 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 648 and 1,430 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	354,094	343,472
Accumulated other comprehensive income (loss)	4,544	(1,676)
Accumulated deficit	(175,959)	(108,782)
Total stockholders’ equity attributable to Funko, Inc.	182,684	233,019
Non-controlling interests	929	3,334
Total stockholders’ equity	183,613	236,353
Total liabilities and stockholders’ equity	$699,271	$707,254

Funko, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Operating Activities
Net loss	$(68,115)	$(13,650)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	44,319	46,409
Equity-based compensation	8,906	10,530
Other, net	(2,298)	(271)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,617)	(38,547)
Inventories	(4,755)	3,306
Prepaid expenses and other assets	13,847	26,608
Accounts payable	(153)	23,851
Accrued royalties	(3,567)	6,838
Accrued expenses and other liabilities	(15,773)	(1,332)
Net cash (used in) provided by operating activities	(33,206)	63,742

Investing Activities
Purchases of property and equipment	(24,064)	(20,796)
Sale of Funko Games inventory and certain intellectual property	—	6,754
Other, net	1,042	655
Net cash used in investing activities	(23,022)	(13,387)

Financing Activities
Borrowings on line of credit	85,000	25,000
Payments on line of credit	(10,000)	(50,500)
Payments of long-term debt	(17,323)	(25,365)
Payments under tax receivable agreement	—	(8,960)
Other, net	171	1,250
Net cash provided by (used in) financing activities	57,848	(58,575)

Effect of exchange rates on cash and cash equivalents	2,902	313

Net change in cash and cash equivalents	4,522	(7,907)
Cash and cash equivalents at beginning of period	34,655	36,453
Cash and cash equivalents at end of period	$39,177	$28,546

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$901	$4,330	$(67,177)	$(13,218)
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	47	267	(938)	(432)
Equity-based compensation (2)	2,529	3,430	8,906	10,530
Acquisition costs and other expenses (3)	1,029	287	1,029	1,866
Certain severance, relocation and related costs (4)	—	114	—	2,081
Foreign currency transaction (gain) loss (5)	(1,442)	1,005	197	2,018
Income tax expense (benefit) (6)	155	(1,481)	16,686	1,433
Adjusted net income (loss)	$3,219	$7,952	$(41,297)	$4,278
Adjusted net income (loss) margin (7)	1.3%	2.7%	(6.5)%	0.6%
Weighted-average shares of Class A common stock outstanding - basic	54,649	52,523	54,184	51,781
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	808	2,755	854	2,182
Adjusted weighted-average shares of Class A stock outstanding - diluted	55,457	55,278	55,038	53,963
Adjusted earnings (loss) per diluted share	$0.06	$0.14	$(0.75)	$0.08

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(amounts in thousands)
Net income (loss)	$948	$4,597	$(68,115)	$(13,650)
Interest expense, net	5,611	4,971	13,982	16,363
Income tax expense	1,228	1,170	2,920	2,859
Depreciation and amortization	14,529	15,411	44,319	46,409
EBITDA	$22,316	$26,149	$(6,894)	$51,981
Adjustments:
Equity-based compensation (2)	2,529	3,430	8,906	10,530
Acquisition costs and other expenses (3)	1,029	287	1,029	1,866
Certain severance, relocation and related costs (4)	—	114	—	2,081
Foreign currency transaction (gain) loss (5)	(1,442)	1,005	197	2,018
Adjusted EBITDA	$24,432	$30,985	$3,238	$68,476
Adjusted EBITDA margin (8)	9.7%	10.6%	0.5%	9.1%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)
For the three and nine months ended September 30, 2025, includes charges related to fair market value adjustments for certain assets held for sale. For the three months ended September 30, 2024, includes charges related to contract settlement agreements for warehouse leased space. For the nine months ended September 30, 2024, includes a net one-time legal settlement gain of $1.4 million related to a previously disclosed Loungefly customs-related matter offset by $3.2 million related to contract settlement agreements and related services for assets held for sale (including fair market value adjustments of $135,000) related to a potential business initiative and the sale of certain assets under Funko Games.

(4)	For the three and nine months ended September 30, 2024, includes charges related to severance and benefit costs related to certain management departures.
(5)	Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(6)	Represents the income tax expense (benefit) effect of the above adjustments including net (loss) income. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net income (loss) margin is calculated as adjusted net loss as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.